EXHIBIT 10.1

ARCADIA BIOSCIENCES, INC.

2015 OMNIBUS EQUITY INCENTIVE PLAN

(As Amended )

1.         Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.         Definitions.  As used herein, the following definitions will apply:

(a)     “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)       “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)       “Award”  means,  individually  or  collectively,  a  grant  under  the  Plan  of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)       “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)       “Board” means the Board of Directors of the Company.

(f)        “Change in Control” except as may otherwise be provided in a Stock Option Agreement, Restricted Stock Agreement or other applicable agreement, means the occurrence of any of the following:

(i)      The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined

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voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization;

(ii)      The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(f)(i) in connection with a merger, consolidation or corporate reorganization which does not result in a Change in Control under Section

2(f)(i));

(iii)     A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.   For purposes of this clause, if any Person (as defined below in Section 2(f)(iv)) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control;

(iv)      The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.   For purposes of this Paragraph (iv), the term “person” shall have the same meaning as when used in sections 13(d) and

14(d) of the Exchange Act but shall exclude:

(1)       a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2)       a corporation or other entity owned directly or indirectly by the stockholders  of  the  Company  in  substantially  the  same  proportions  as  their  ownership  of  the Common Stock of the Company;

(3)       the Company; and

(4)       a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; or

(v)      A complete winding up, liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(g)       “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any

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valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)       “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)       “Common Stock” means the common stock of the Company.

(j)       “Company” means Arcadia Biosciences, Inc., an Arizona corporation, or any successor thereto.

(k)       “Director” means a member of the Board.

(l)       “Disability”    means    total    and    permanent    disability    as    defined    in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(m)     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.   Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(n)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)       “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 13 or any action taken in connection with a change in control transaction nor (ii) transfer or other disposition permitted under Section 12.   For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company’s stockholders.

(p)       “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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(ii)      If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock as of the close of market on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)     For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv)      In the absence of an established market for the Common Stock, the

Fair Market Value will be determined in good faith by the Administrator.

(q)       “Fiscal Year” means the fiscal year of the Company.

(r)        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)       “Independent Contractor” means any person, including an advisor, consultant or agent engaged by the Company or a Parent or Subsidiary to render services to such entity.

(t)       “Inside Director” means a Director who is an Employee.

(u)       “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)       “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)     “Option” means a stock option granted pursuant to the Plan.

(x)       “Outside Director” means a Director who is not an Employee.

(y)       “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(z)       “Participant” means the holder of an outstanding Award.

(aa)     “Performance Goal” means a performance goal established by the Committee pursuant to Section 10(c) of the Plan.

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(bb)     “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(cc)     “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(dd)     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee)     “Plan” means this 2015 Omnibus Equity Incentive Plan.

(ff)     “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(gg)     “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(hh)     “Restricted Stock Unit” means a bookkeeping entry representing the number of Shares into which the dollar amount of the Award has been converted based upon the Fair Market Value per Share at the close of market on the date of the Award.   Upon vesting, or the lapse of restrictions thereon, each Restricted Stock Unit will be converted into a Share on a one-for-one basis.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)       “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule

16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)       “Section 16(b)”  means Section 16(b) of the Exchange Act.

(kk)     “Service Provider” means an Employee, Director or Independent Contractor.

(ll)       “Share” means a share of the Common Stock, as adjusted in accordance with

Section 13 of the Plan.

(mm)   “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn)     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.   A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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3.         Stock Subject to the Plan.

(a)       Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 593,750 Shares plus (i) any Shares that, as of the Registration Date, have been reserved but not issued pursuant to any awards granted under the Company’s 2006 Stock Plan (as Amended and Restated on May 4, 2012) (the “Existing Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to awards under the Existing Plan that otherwise would have been returned to the Existing Plan after the Registration Date on account of the expiration, cancellation or forfeiture of awards granted thereunder, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 213,172 Shares.   The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 3,000,000 Shares, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section and 3(c).

(b)       Automatic  Share  Reserve  Increase.   The  number  of  Shares  available  for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the

2016 Fiscal Year, in an amount equal to the least of  (i) four percent (4%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (ii) such number of Shares determined by the Board.

(c)       Lapsed Awards. To the extent an Award expires, is surrendered pursuant to an Exchange Program or becomes unexercisable without having been exercised or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing (and except with respect to Shares of Restricted Stock that are forfeited rather than vesting), Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

4.         Administration of the Plan.

(a)       Procedure.

(i)      Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

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(ii)      Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)      Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)       Powers of the Administrator.   Subject to the provisions of the Plan, the

Administrator will have the authority, in its discretion:

iv) herein;

(i)      to determine the Fair Market Value in accordance with Section 2(p)(i-

hereunder;

(ii)      to select the Service Providers to whom Awards may be granted granted hereunder;

(iii)      to  determine  the  number  of  Shares  to  be  covered  by  each  Award

(iv)      to approve forms of Award Agreements for use under the Plan;

(v)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

pursuant to the Plan;

(vi)      to construe and interpret the terms of the Plan and Awards granted

(vii)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws; sub-plans may be created for any of these purposes;

(viii)      to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

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(ix)      to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of the Plan;

(x)      to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)      to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xii)      to make all other determinations deemed necessary or advisable for administering the Plan.

(c)       Effect   of   Administrator’s Decision.       The   Administrator’s   decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)       Exchange Program.     Notwithstanding anything in this Section 4, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s stockholders.

(e)       Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or Officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to an Officer or (b) in any way which would jeopardize the Plan’s qualification under Code Section 162(m) or Rule 16b-3.

5.         Award Eligibility and Limitations.

(a)       Award Eligibility.   Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

(b)       Award Limitations.   The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code:

(i)   Options and Stock Appreciation Rights.   Subject to adjustment as provided in Section 13, no Employee shall be granted within any fiscal year of the Company one or more Options or Stock Appreciation Rights, which in the aggregate cover more than 375,000Shares reserved for issuance under the Plan; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may be granted Options or Stock Appreciation Rights, which in the aggregate cover up to an additional 375,000 Shares reserved for issuance under the Plan.

(ii)      Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 13, no Employee shall be granted within any fiscal year of the Company one or more awards of Restricted Stock or Restricted Stock Units, which in the aggregate cover more than

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375,000 Shares reserved for issuance under the Plan; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may be granted Restricted Stock or Restricted Stock Units, which in the aggregate cover up to an additional 500,000 Shares reserved for issuance under the Plan.

(iii)     Performance Units and Performance Shares. Subject to adjustment as provided in Section 13, no Employee shall receive Performance Units or Performance Shares having a grant date value (assuming maximum payout) greater than five million dollars ($5 million) or covering more than 375,000 Shares, whichever is greater; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may receive Performance Units or Performance Shares having a grant date value (assuming maximum payout) of up to an additional amount equal to five million dollars ($5 million) or covering up to 375,000 Shares, whichever is greater. No Participant may be granted more than one award of Performance Units or Performance Shares for the same Performance Period.

6.         Stock Options.

(a)       Limitations.   Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted and in accordance with Section 2(p)(i-iv).   The Fair Market Value of the Shares will be determined as of the day/date the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(viii), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date.   Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section

4(b)(viii) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

(b)       Term  of  Option.   The  term  of  each  Option  will  be  stated  in  the  Award Agreement.  In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

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(c)       Option Exercise Price and Consideration.

(i)      Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)       In the case of an Incentive Stock Option

(A)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)       In  the  case  of a  Nonstatutory  Stock  Option,  the  per  Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)       Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on  the  date  of  grant  pursuant  to  a  transaction  described  in,  and  in  a  manner  consistent  with, Section 424(a) of the Code.

(ii)      Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)     Form of Consideration.     The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration  and  method  of payment  for  the  issuance  of Shares  to  the  extent  permitted  by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)       Exercise of Option.

(i)      Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such

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conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).   Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.   No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

(ii)      Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)     Disability  of Participant.   If a  Participant  ceases  to  be  a  Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)      Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been

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designated prior to Participant’s death in a form acceptable to the Administrator.   If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.   In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.   If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.         Restricted Stock.

(a)       Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)       Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)       Transferability.     Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)       Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)       Removal of Restrictions.   Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)        Voting Rights.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)       Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

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(h)       Return of Restricted Stock to Company. On the date set forth in the Award Agreement,  the  Restricted  Stock  for  which  restrictions  have  not  lapsed  will  be  cancelled  and returned as unissued Shares to the Company and again will become available for grant under the Plan.

8.         Restricted Stock Units.

(a)       Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.   After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units into which the dollar value of the grant has been converted.

(b)       Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion. If all of the criteria are met the number of Restricted Stock Units that are vested will convert into fully paid, non-assessible Shares, on a one-for-one basis, and be released to the Participant. The Administrator may set vesting criteria based upon the achievement of Company- wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c)       Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. Each Restricted Stock Unit is equal to one Share, or the cash equivalent of one Share as determined by the Fair Market Value on the date of payment therefor.

(d)       Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e)       Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)        Cancellation.   On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.

9.         Stock Appreciation Rights.

(a)       Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)       Number  of Shares.   The  Administrator  will  have  complete  discretion  to determine the number of Stock Appreciation Rights granted to any Service Provider.

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(c)       Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have  complete  discretion  to  determine  the  terms  and  conditions  of  Stock  Appreciation  Rights granted under the Plan.

(d)       Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)       Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)        Payment of Stock Appreciation Right Amount.   Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)      The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

Right is exercised.

(ii)      The number of Shares with respect to which the Stock Appreciation

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.       Performance Units and Performance Shares.

(a)       Grant  of  Performance  Units/Shares.   Performance  Units  and  Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.   The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)       Value of Performance Units/Shares.   Each Performance Unit will have an initial  value  that  is  established  by  the  Administrator  on  or  before  the  date  of  grant.   Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)      Performance Objectives and Other Terms.   The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.   The time period during which the performance objectives or other vesting provisions

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must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)       Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i)      Performance Measures. For each Performance Period, the Committee shall establish and set forth in writing the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant.   The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, as determined by the Committee: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, funded collaborations, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; (27) key regulatory objectives or milestones; and (28) enterprise resource planning. Awards issued to Participants who are not subject to the limitations of Code Section 162(m) or Awards to Participants that are not intended to comply with the requirements of Code Section 162(m) may, in either case, take into account other factors (including subjective factors).   Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (1) in absolute terms, (2) in relative terms (including, but not limited to, any

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increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (3) on a per share and/or share per capita basis, (4) against the performance of the Company as a whole or against any affiliate(s),  or  a  particular  segment(s),  a  business  unit(s)  or  a  product(s)  of  the  Company  or individual project company, (5) on a pre-tax or after-tax basis, and/or (6) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(ii)      Committee Discretion on Performance Measures.   As determined in the  discretion  of the  Committee,  the  Performance  Measures  for  any  Performance  Period  may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company or individual project company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards that  are  not  intended  by  the  Company  to  comply  with  the  performance-based  compensation exception under Code Section 162(m) may take into account other factors (including subjective factors).

(e)       Earning  of Performance  Units/Shares.   After  the  applicable  Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved.   After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Performance Unit/Share.

(f)        Form  and  Timing  of  Payment  of  Performance  Units/Shares.   Payment  of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(g)       Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.       Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence unless contrary to Applicable Law. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between

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locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Participant’s employer is not so guaranteed, then six (6) months st

following the first (1

) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a

Nonstatutory Stock Option.

12.       Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.       Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)       Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination,   consolidation,   recapitalization   (including   a   recapitalization   through   a   large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award in accordance with the Plan, the numerical Share limits in Section 3 of the Plan. Notwithstanding the forgoing, all adjustments under this Section 13 shall be made in a manner that does not result in taxation under Code Section 409A.

(b)       Dissolution or Liquidation.   In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)       Change in Control.   In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed, cancelled or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

Except  as  set  forth  in  an  Award  Agreement,  in  the  event  that  the  successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved

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at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14.       Tax.

(a)       Withholding  Requirements.   Prior  to  the  delivery  of  any  Shares  or  cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation or social insurance contributions) required to be withheld with respect to such Award (or exercise thereof).

(b)       Withholding Arrangements.   The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such  tax  withholding  obligation,  in  whole  or  in  part  by  (without  limitation)  (a)  paying  cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld (to the extent required to avoid adverse accounting consequences), or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld to the extent required to avoid adverse accounting consequences or Shares having a Fair Market Value in excess of such amount that have been held for such period required to avoid adverse accounting consequences. Except as otherwise determined by the Administrator, the Fair Market Value of the

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Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)       Compliance With Code Section 409A. Awards will be designed and operated in  such  a  manner  that  they  are  either  exempt  from  the  application  of,  or  comply  with,  the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.   The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Code Section 409A.

15.       No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, or (if different) the Participant’s employer, nor will they interfere in any way with the Participant’s right or the Participant’s employer’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.       Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.       Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon the earlier of its adoption by the Board or the Company’s stockholders. It will continue in effect for a term of ten (10) years from such effective date, unless terminated earlier under Section 18 of the Plan.

18.       Amendment and Termination of the Plan.

(a)       Amendment and Termination. The Committee may at any time amend, alter, suspend or terminate the Plan.

(b)       Stockholder Approval. The Company will obtain stockholder approval of any

Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)       Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

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19.       Conditions Upon Issuance of Shares.

(a)       Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)       Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.       Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21.       Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.   Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22.       Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

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